CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 71 to the Registration Statement (Form N-1A, No. 811-02864) of Pioneer Bond Fund, and to the incorporation by reference of our report, dated August 28, 2020, on Pioneer Bond Fund included in the Annual Report to Shareholders for the fiscal year ended June 30, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 26, 2020